Filed pursuant to Rule 424(b)(3) File No. 333-270521

EATON VANCE FLOATING-RATE OPPORTUNITIES FUND

Supplement to Prospectus and Statement of Additional Information dated September 27, 2024,

as may be supplemented and/or revised from time to time

Effective immediately, Ralph H. Hinckley, Jr., CFA, Edward J. Greenaway, CFA and Stephen Sebo will continue to serve as portfolio managers of the Fund. All references to other portfolio managers of the Fund are removed from the Fund’s Prospectus and Statement of Additional Information.

January 30, 2025